                                  EXHIBIT 11

                       Calculation of Earnings Per Share
                     (In thousands, except per share data)


                                                                For the Three Months
                                                                   Ended March 31,
                                                              ------------------------
                                                                 1996           1995
                                                              --------        --------
Calculation of Primary Earnings Per Common Share

Net income before preferred stock dividends                     $  693         $  441
Preferred stock dividends                                         (536)          (502)
                                                                ------         ------
Net income available to common shares                           $  157         $  (61)
                                                                ======         ======

Weighted average number of common share outstanding
 during the period                                               3,481          2,019
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                     235             --
                                                                ------         ------
Weighted average number of common share equivalents
 assumed outstanding during the period                           3,676          2,019
                                                                ======         ======

Primary earnings per share                                      $ 0.04         $(0.03)
                                                                ======         ======


                                                                For the Three Months
                                                                 Ended March 31,
                                                            --------------------------
                                                                 1996           1995
                                                               --------      ---------

Calculation of Fully Diluted Earnings Per Common Share

Net income before preferred stock dividends                     $  693        $  441
Preferred stock dividends                                         (536)         (502)
Net income available to common shares                           $  157        $  (61)
                                                                ======        ======

Weighted average number of common share outstanding
 during the period                                               3,441         2,019
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                     276            --
                                                                ------        ------
Weighted average number of fully diluted common share
 assumed outstanding during the period                           3,717         2,285
                                                                ======        ======

Fully diluted earnings per share                                $ 0.04        $(0.03)
                                                                ======        ======

                                  EXHIBIT 11

                       Calculation of Earnings Per Share
                     (In thousands, except per share data)


                                                                                 For the Six Months
                                                                                   Ended March 31,
                                                                              -------------------------
                                                                                  1996           1995
                                                                              -----------     ---------
Calculation of Primary Earnings Per Common Share

Net income before preferred stock dividends                                     $ 1,604        $   963
Preferred stock dividends                                                        (1,072)        (1,005)
Reduction of interest expense due to assumed exercise
 of stock options, net of taxes                                                       3             --
                                                                                -------        -------
Net income available to common shares                                           $   535        $   (42)
                                                                                =======        =======

Weighted average number of common share outstanding
 during the period                                                                2,759          2,011
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                      263             --
Weighted average number of common share equivalents
                                                                                -------        -------
 assumed outstanding during the period                                            3,022          2,011
                                                                                =======        =======

Primary earnings per share                                                      $  0.18        $ (0.02)
                                                                                =======        =======

                                                                                 For the Six Months
                                                                                   Ended March 31,
                                                                              -------------------------
                                                                                  1996          1995
                                                                              -----------    ----------
Calculation of Fully Diluted Earnings Per Common Share

Net income before preferred stock dividends                                     $ 1,604        $   963
Preferred stock dividends                                                        (1,072)        (1,005)
                                                                                -------        -------
Net income available to common shares                                           $   532        $   (42)
                                                                                =======        =======

Weighted average number of common share outstanding
 during the period                                                                2,759          2,011
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                                      276             --
                                                                                -------        -------
Weighted average number of fully diluted common share
 assumed outstanding during the period                                            3,035          2,011
                                                                                =======        =======

Fully diluted earnings per share                                                $  0.18        $ (0.02)
                                                                                =======        =======




                                       25